No:CGCHHF201706047

P2P Lending Information Intermediary Organ

Depository Cooperative Agreement (Applicable to the Depository System under the Cooperation with Payment Organization)

June 2017

Party A: Bank of Shanghai Co., Ltd.

Legal representative: Hongbiao Zhang

Address: 1885 Qixin Road, Shanghai

Contact: Bixin Gong

Tel: 52964780

Postal Code: 201101

Party B (P2P Lending Information Intermediary Organ): Shanghai Dianniu Internet Financial Information Service Co., Ltd.

Legal representative: Erxin Zeng

Address: 707 Zhang Yang Road, Life Insurance building, F35, Pudong, Shanghai, China

Contact: Erxin Zeng

Tel: 15988179261

Postal Code: 200120

Whereas:

Party B, as a P2P lending information intermediary organ (hereinafter referred to as "Party B" or "platform") legally established and validly existing in the name of enterprise legal person, provides legal organization and processing of investment and financing information display, investment and financing demand matching, investment recharge, borrowings and repayments and all kinds of information intermediary services to approved investors and financiers in various ways.

The following Agreement (hereinafter referred to as "Agreement") has been reached upon friendly consultations between Party A and Party B in respect of the depository cooperation of P2P lending funds (hereinafter referred to as "P2P lending funds")

1 General Principles of Cooperation

Article 1 Both parties agree to regard each other as important business partners, remaining committed to service innovation cooperation and implementation of various Internet financial business fields including funds depository, payment and settlement and customer resource sharing, and establish the long-term and stable bank and enterprise relations.

Article 2 During the validity of this Agreement, Party B agrees to regard Party A as the sole funds depository bank, and Party A shall open the platform own funds account, platform risk reserve account (if required) and platform funds depository summary account required by the service management for Party B and Party B shall not change the funds depository bank without the consent of Party A.

Article 3 Party A agrees to implement the funds depository service for Party B according to the project scheduling and provide value-added service products for the own funds of Party B on the basis of conforming to the latest regulatory policies and Party A's management regulation.

Article 4 Party B shall provide true and accurate transaction information and data and relevant legal documents to Party A, including but not limited to Party's information, trading instructions, loan information, charging service information and loan contract of P2P lending information intermediary organ. Party A shall not assume the audit responsibility of authenticity of loan items and loan transaction information nor be responsible for authenticity, accuracy and integrity of P2P

lending information data. In case of business risks and losses arising out of the deliberate fraud, data forgery and errors of Party B, Party B shall bear corresponding responsibility.

II. Cooperative Contents

Article 5 Party A will mainly provide comprehensive financial services to Party B and its platform users, including the third party bank depository of network investment and financing funds and the main contents are as follows:

(1) Separate management and risk isolation of the platform own funds account and platform funds depository summary account;

(2) Management and depository services of platform risk reserve account (if necessary);

(3) In the platform member registration and certification, Party A shall assist Party B with the real name authentication of registered members and establish the transaction settlement funds management account synchronously, namely the member sub account under the platform funds depository summary account for certified platform members;

(4) In the platform member account binding link, Party A can verify the membership account and provide the authenticity validation function of binding debit card numbers for Party B platform and support the debit cards to be bound as membership recharge and withdrawal card numbers;

(5) In the platform recharge link, Party A may provide the recharge function for member sub accounts from platform member bound bank accounts to platform P2P lending funds depository special accounts and set up transaction passwords or other valid instruction validation modes, but it only performs the formal audit obligation of surface consistency to verify the authenticity of customer funds and business authorization directives and supports all major mainstream bank cards.

(6) In the freezing link of tender funds, the system of Party A supports the freeze of tender funds of multiple investors in the financing project raising period and unfreezes the investor's tender funds after the Party B platform confirms the successful raising of financing projects and will automatically transfer the actual transaction capital to the financing account;

(7) In the link of transaction funds application, Party A shall deposit, transfer, check and supervise the funds of investors, financiers and guarantors based on the Agreement, instructions or service authorization instructions issued by the platform investors and financiers;

(8) In the cash withdrawal link, the system of Party A shall support setting up the withdrawals password or other effective instruction validation modes for the platform members of Party B and only perform the formal audit obligation of surface consistency to verify the authenticity of customer funds and business authorization directives;

(9) In terms of query service, the system of Party A may provide the complete information inquiry service function for the platform of Party B, which can check the sub account information, cash recharge or cash withdrawal information of platform members at the bank terminal;

(10) In terms of the reconciliation and settlement, Party A can support the daily reconciliation and settlement with the platform of Party B and calculate the sub account funds standing book of platform members based on their trade, debit and credit details and close balance on that day at the platform of Party B and check with it;

(11) In terms of service report, Party A provides reports and statements of funds depository service to meet the needs of improving the transparency and making public disclosure in accordance with regulatory provisions of Party B;

(12) As for the settlement transaction under this Agreement, Party B shall use the payment channel provided by PnR China. Relevant payment settlement transaction agreement shall be signed separately between Party B and the third party payment organization.

Article 6 The service contents agreed in the above article 5 are the main service contents provided for Party B in the funds depository service field by Party A. Services required by Party B and

practical services shall be subject to the service functions of the system when they are agreed upon by the two parties, matched on their systems and available on line.

III. Commitments and Obligations of the Two Parties

7. Party B's Commitments

(1) Party B promises that its establishment and existence are fully complied with the latest laws, rules and regulatory provisions and it will observe *Interim Measures for Management over Operational Activities of Intermediary Organs of P2P Borrowing & Lending Information, Filing and Registration Guide for Intermediary Organs of P2P Borrowing & Lending Information* and *P2P Lending Fund Depository Business Guide* strictly. If any qualification certificate is required in accordance with any regulatory provision or Party A's internal management regulation, Party B will provide relevant approved documents or registered certificates to Party A;

(2) Party B promises that all materials provided to Party A are true, eligible and complete and it will bear the potential legal responsibilities incurred by deliberate or accident non-performance of essential review obligations;

(3) Party B promises that it will faithfully review the truth of the qualifications and information of the investors and financiers of its registered service platform and the truth and eligibility of the investment/financing projects;

(4) Party B promises that it will not take any act which may violate or collide against the regulatory baseline in its service contents and operation modes, including absorbing public deposits illegally or in disguised form, acting financial fraud such as raising funds illegally or in disguise form or launching capital pool business with the funds raised in disguise form, etc;

(5) Party B promises that its service system will work safely and stably in normally days and it will bear the legal responsibilities of the potential capital losses on the investors incurred by any problem in its own service system;

(6) Party B promises that it will complete the development and testing of its own service system end in accordance with the interface standards and specifications agreed by the two parties to ensure the system is complied with the standard of business operation;

(7) Party B promises that all payment directives submitted and all data transmitted to Party A's depository service system through Party B's service system are true, complete, accurate and eligible; or it will bear all relevant responsibilities about the potential losses/damages on Party A, investors and other relevant parties incurred by the inaccurate, untrue, incomplete and ineligible directives or data;

(8) Party B promises that it will bear the responsibilities about potential complaints, refunds and other customer disputes incurred by false, outdated or non-detailed service system information or business contents; it promises that it will be in charge to treat the transaction disputes with its customers and bear potential relevant legal responsibilities;

(9) Party B promises that it will reserve all relevant transaction information and certificates completely within five years after the expiration of the agreement for Party A's reference or inquiry when it fulfills its statutory obligations such as anti-money laundering. In connection with the potential fraudulent transactions, Party B promises that it will assist Party A to frozen/suspend the idle funds or rescind relevant services;

(10) Party B promises that it will not release or authorize any third party to release any information (not limited to ads, publicity information and product descriptions) related to Party A in its own service web or any authorized open or closed channel before obtaining Party A's consent; unless otherwise necessary for disclosure or required by any regulatory authority, Party B is not allowed to do sale promotion by using the depository bank;

(11) Party B promises that it will not exaggerate Party A's responsibilities in publicity including but not limited to using the misleading words such as Party A's warranty, Party A's support and Party A's regulation to any third party and do sale promotion by using Party A;

(12) Party B promises that it will not conduct third-party payment and funds depository service with any other finance institution or third-party payment company within two years after the two parties completes system interface and both systems are put into service in the case that Party A is free of breach;

(13) Party B promises that it will bear all economic and legal responsibilities about the potential reputation losses or the regulatory authority's penalties on Party A incurred by Party B's ineligible deeds which are not caused by Party A in Party B's operation activity;

(14) Party B promises that it will ensure the financiers' financing scale and purposes meet *Interim Measures for Management over Operational Activities of Intermediary Organs of P2P Borrowing & Lending Information* and report the lately listed financing types to Party A for review and approval on timely and accurate basis;

8. Party B's Obligations

(1) Provide financing information's collection, collaboration, identification, screening, online release and credit assessment, investment/finance matching, financing consulting, online dispute solution and other relevant services to investors and financiers in accordance with laws, rules and contract agreements;

(2) Conduct essential review the truth of investors' and financiers' qualifications and information and the truth and eligibility of financing projects;

(3) Take fraud preventions and announce the fraud or other circumstances which may damage investors' benefits discovered by Party B and terminate relevant internet investment/financing activities in such a case;

(4) Hold knowledge popularization and risk education activity about internet investment/financing constantly, enhance information disclosure, lead investors to join in internet investment/financing in the scattered way of small amount and ensure all investors know the investment/financing risks in detail;

(5) Report/submit relevant information in accordance with laws, rules and regulatory provisions about internet loan in which the liability/debt information of internet investment/financing shall be reported/submitted to data statistic departments for registration in time;

(6) Preserve the materials and transaction information of investors and financiers appropriately rather than delete, tamper, bargain illegally and reveal investors' and financiers' basic information and transaction information;

(7) Fulfill the obligation about anti-money laundering and anti-terror financing as laws/rules, including customer ID recognition and preservation of suspected transaction reports, customer ID materials and transaction records, etc;

(8) Reconcile account affairs with Party A every day to assure the accuracy of system data;

(9) Preserve records, bills, statements and other materials related to internet loan depository business activities appropriately to ensure the preservation period of relevant hardcopies and softcopies is more than five years after the loan contract expires;

(10) Organize independent audit for customer funds depository accounts and disclose the audit results to customers;

(11) Assist relevant departments to prevent, check and punish financial violations and crimes;

(12) Concern on internet information management, internet and information safety and other relevant work in accordance with relevant requirements;

(13) Other obligations required by all supervision/regulatory authorities.

9. Party A's Commitments

(1) Party A promises that it will ensure its service system operates safely and stably in normal days and bear the potential monetary losses on the users of Party B's platform incurred by Party A's service system problems;

(2) Party A promises that it will complete the development, testing and service input of its service system end in accordance with the interface standards and specifications agreed by the two parties.

(3) Party A promises that its service system will be timely, accurate and complete when it treats the eligible directives submitted by Party B, investors or financiers;

(4) Party A promises that it will reserve the treatment information and certificates of relevant transaction directives completely in accordance with relevant requirements;

(5) Party A promises that it will accept and treat transaction inquiry, data reconciliation, funds settlement and other relevant issues which are encountered by Party B and its customers during the use of Party A's depository service system.

10. Party A's Obligations

(1) Conclude funds deposition agreement with the P2P lending information intermediary organ to define the rights, obligations and breach responsibility of the two parties;

(2) Manage and monitor the opening and use of the monetary accounts of the investors, financiers and securers of Party B's platform and deposit, arrange, check and monitor the funds of these investors, financiers and securers;

(3) Bear the responsibility for the format review of real-name account opening, contract/agreement performance and surface consistency of investment/financing transaction directives, but not bear the responsibility for the essential review of the truth of financing projects and loan transaction information;

(4) Report/submit data/information in accordance with internet loan regulatory provisions.

11. Obligation of Anti-money Laundering

The two parties shall fulfill the anti-money laundering obligation in accordance with "Auto-money Laundering Law of People's Republic of China", "Financial Institutions' Customer ID Recognition and Customer ID Materials and Transaction Records Preservation Management Regulation" as well as other laws/rules related to anti-money laundering and the anti-money laundering obligation agreed by the two parties. In addition, the two parties shall provide full favors to each other in anti-money laundering activity.

IV. Account Creation and Management

Article 12 Party B shall designate Party A as its sole bank to manage funds of peer-to-peer lending (P2P), and create a summary account of capital deposit (hereinafter referred to as Summary Account).

A/C name: Shanghai Dianniu Internet Financial Information Service Co., Ltd.

A/C No.: 03003291471____

Opening bank: _ Bank of Shanghai Co., Ltd. Caohejing Branch _

Article 13 The funds of the Summary Account are trading capital of Party B's platform investors rather than Party B, and shall be only used for the purposes of top-up settlement of the investors, balance management, withdrawal, financier's loaning, and repayment. Party B shall not deem the funds of the Summary Account as guarantee. Party A shall not accept such money in any form of guarantee, deduction for non-trading purposes and other banned matters required by supervision authorities.

Article 14 Party A shall provide Party B with specified E-bank service products, allowing Party B to know money change of the Summary Account in time, and render capital remittance services in accordance with supervision requirements of the Agreement.

Party B agrees to comply with Party A's related capital regulation measures, including but not limited to:

(1) Where Party B delivers a transfer instruction regarding the Summary Account (including but not limited to online banking, bank-corporate direct linkage) via other E-channels other than the specified E-bank service products, Party A shall have the right to refuse such instruction.

(2) Where Party B handles payments & receipts in the counter, such as external transfer, cash remittance, cheque paying-in, Party A shall have the right to refuse such handling.

Article 15 Party B shall establish and use risk reserve (if necessary) account and free fund account in which hold Party B's risk reserve (if necessary) and free fund respectively. A/C information is given below:

Own fund A/C:

A/C name: Shanghai Dianniu Internet Financial Information Service Co., Ltd.

A/C No.: 03003291358

Opening bank: Bank of Shanghai Co., Ltd. Caohejing Branch

Risk reserve A/C:

A/C name: Shanghai Dianniu Internet Financial Information Service Co., Ltd.

A/C No.: 51000747509

Opening bank: Bank of Shanghai Co., Ltd. Caohejing Branch

Article 16 Party B's risk reserve account opened at Party A shall be in the charge of Party A. When no risk event occurs, Party B shall not use money of such account, but may do upon consent and approval by Party A. During the term of the Agreement, Party B may apply to Party A for the risk reserve account. The account information and capital inflow/outflow are subject to a supplementary agreement entered into by Party A and Party B separately.

V. Charges

Article 17 Deposit function fee for Internet platform

(1) Party B shall pay Party A the deposit function fee for internet platform in accordance with charge items, standards and ways specified in Deposit Service Charge Table for Internet Platform. The trading costs in connection with payments & receipts of internet platform shall be paid separately by the payer and the platform according to the related agreement.

(2) Party A shall have the right to adjust such charge items and standards in accordance with deposit service development of Internet platform, provided that Party A sends a prior notice to Party B and both parties reach an agreement.

VI. Confidentiality Mechanism, Information Disclosure and Data Migration

Article 18 Both Party A and Party B shall keep contents of the Agreement, and customer information, business information, any data concerning business system, and other data and information concerned (hereinafter referred to as Information) in the performance of the Agreement secret strictly, and shall not disclose such information to any third party without the

prior written consent of the other party, unless otherwise provided by laws, regulations, rules or competent authority. This Article shall survive the change, dissolution or cancellation of the Agreement.

Without the prior written consent of Party A, Party B warranties that Party B shall not disclose related written information provided by Party A, such as financial service program, technical interface, standard documents, service agreement and business agreement under the Agreement, to any third party.

Article 19 Subject to keeping the other party's information secret, both parties agree to provide the other party with business information or economic or financial trends, or together organize business promotion, training or forum, and so on, to enhance exchange and cooperation.

Article 20 Party B shall completely disclose financier's basic information, financing project's basic information, risk assessment and possible resulting risk consequences, capital operation of matching financing projects unmatured and other relevant information to investors in its website. Such disclosure shall comply with provisions of laws and regulations on national secrets, trade secrets and individual privacy.

Article 21 Party B shall immediately show operations and management of matching investment and financing projects by the institution in the notable location of the website.

Party B shall set up disclosure column for operations and management of business activities in its website, and announce annual report, laws and regulations P2P lending regulations to the public on a regular basis.

Party B shall employ any accounting firm to regularly audit capital deposit of investors and finances of the institution, information disclosure, IT infrastructure security, operation compliance and other key links, and hire any qualified information safety evaluation and certification agency to regularly evaluate and certify information safety. The investors and financiers shall be delivered audit and evaluation and certification results.

Party B shall introduce law firm, information system safety evaluation agency or other third parties to evaluate compliance of network information intermediary, and stability of information system.

Party B shall regularly disclose announcements and related inspection documents, file them in local financial regulation authority where the administration for industry and commerce is located, and record in the institution's venue for review by the public.

Party B shall make warn notice in a notable location of the website: **the commercial bank is manager of P2P lending fund, but shall not give a guarantee or any other forms of warranties to P2P lending trading and other related behaviors. The manager shall neither guarantee or warranty the principal and return of P2P lending, nor assume use risks of funds. The lender shall solely bear investment duty and risk of P2P lending.**

Article 22 Party B shall ensure information disclosed is true, correct, complete, timely and fair without any false record, misleading statement or major omission.

Article 23 For migration of data on stock, Party B shall guarantee data migration is accurate and valid, ensure customer information is consistent before and after data migration, and help Party A do migration of data on stock. Party B shall manage and control customers' binding bank card during migration of data on stock. In principle, no customer is allowed to change the original bank card.

Article 24 Party A shall provide Party B with fund deposit report, and disclose management and use of trading settlement capital of Party B's customers, on a regular basis.

VII. Duties for Violation

Article 25 The failure of any party to perform obligations and promises in accordance with the Agreement shall be deemed breach of the Agreement. The default party shall take responsibilities for all direct losses of the other party resulting from such violations.

Party B shall be responsible for compensation for all direct losses of deposit funds due to Party B's errors.

Party B shall assume corresponding responsibilities for business risks and losses resulting from Party B's intentional fraud, data falsification or data error.

Party A shall be manager of P2P lending funds, and shall not be considered giving a guarantee or any other forms of warranties to P2P lending trading and other related behaviors. Party A shall neither guarantee or warranty the principal and return of P2P lending, nor assume use risks of funds.

VIII. Miscellaneous

Article 26 Settlement of disputes

After the Agreement becomes valid, any disputes or any modifications during the performance of the Agreement or any modifications or supplements to the Agreement shall be settled on the principle of equality, mutual benefit, mutual understanding and mutual accommodation through negotiation. If failed, any party may file a lawsuit to Party A's local court having jurisdiction.

The Agreement's signing, effectiveness, change, performance, dissolution, cancellation and explanation and all resulting matters are applicable to laws and regulations of the People's Republic of China.

Article 27 Effectiveness and cancellation of the Agreement

(1) The Agreement is valid after both parties' respective representative (person in charge) or authorized agent affixes their name or gives official seal or special seal for contract. The Agreement is valid for 1 year. Such agreement shall serve another year when both parties agree to perform the Agreement in 1 month prior to the termination of the Agreement.

(2) The Agreement may terminate in case of any of the following circumstances:

1. Any party violates provisions of the Agreement and fails to execute the obligations, and refuses to correct its actions after receipt of the written notice by the other party;

2. Any party seriously violates the provisions of the Agreement during the term, causing the purpose of the Agreement not to be realized;

3. Party B complies with regulation requirements or Party A's access standards no longer;

4. Party A and Party B agree to terminate the Agreement through negotiation.

Article 28 Notice and service of process

Any notices related matters, agreements and related documents and legal instruments in connection with disputes of the Agreement shall be delivered to the mailing address listed in the first page in writing.

The above service of process covers non-contentious stage and first instance, second instance, retrial and execution procedure in legal proceedings.

In case of any change in mailing address, contact or other matters of any party, a written notice shall be sent to the other party no more than 2 working days.

If any party executes its notice obligation in accordance with the above ways, the delivery address confirmed shall be effective. If the bank or the ruling court delivers a notice to the original address because Party B fails to immediately notify such bank or ruling court the

change in delivery address, or if the notice is rejected due to incorrect delivery address provided by Party B or refusal of signing, the return date shall be deemed delivery date. If by registered letter, it shall be delivered at postmark date. If by personal, it shall be delivered when the receiver accepts the notice.

If Party B responds to the suit and submits the service address confirmation to the court directly, in case of inconsistency between the confirmed address and the above address, the confirmed service address submitted to the court shall prevail.

Article Twenty-Nine Protocol text

This Agreement is in quadruplicate, each party holding two copies with the same legal effect.

Article Thirty

If the *Tripartite Agreement of P2P lending Transaction Funds Depository of Bank of Shanghai* signed separately with platform registered users by the two Parties conflicts with this Agreement, this Agreement shall prevail.

(The following is the signature page, free of text)

Party A (Bank stamp) Bank of Shanghai Co., Ltd. Caohejing Branch

Legal representative/Authorized agent (signature and seal)

June 15, 2017



Party B (Company stamp) Shanghai Dianniu Internet Financial Information Service Co., Ltd.

Legal representative/Authorized agent (signature and seal)

June 15, 2017



Attachment

Rate Sheet of Internet Platform Depository Business

Ⅰ Depository function fee of Internet platform

1. The calculation method of depository function fee of Internet platform is as follows:

Depository function fee of Internet platform is calculated as the total annual loan amount (scale) and paid annually, which adopts ladder pricing according to the following scale range. The P2P lending platform estimates and selects the scale range in the next year based on their own situation, and for the part beyond the scale range at the end of the year, the depository fee will be calculated at the excess interest rate and included in cost of the next year and paid to Party A in the next year.

Annual depository function fee of Internet platform: the estimated annual loan amount of Party B platform is 900 million yuan (in words:[nine hundred million yuan]) and Party A will collect the annual depository function fee from Party B as per 500 thousand yuan /year (in words:[five hundred thousand yuan]). As for the actual annual loan amount beyond the estimation of Party B platform, Party A shall collect the extra depository function fee based on the 0.08% of the amount beyond the estimation.

The risk margin is calculated and collected based on daily average loan balance.

During the cooperation, Party B shall pay the business risk margin to Party A and the proportion shall be based on the range ladder pricing. When the business risk margin is insufficient, it shall be made up in time within 5 working days after receiving the notice of Party A. Upon the conclusion of this Agreement, Party B shall deposit the first business risk margin of 360 thousand yuan (in words:[three hundred thousand yuan]) to Party A within [30] working days.

2. Charging method

Party B shall pay the annual estimated depository function fee and risk margin for depository business of P2P lending platform to Party A within 30 working days upon the conclusion of this Agreement.

Attached list: Charging Standards of Depository Business of Bank of Shanghai

Scale range of the total annual loan amount (100m yuan)	Annual depository function fee (10 thousand yuan)	Excess charge	Proportion of risk margin (%)
[0~5)	25	Charged as ( ) of excess part	2%
[5~10)	50		1.5%
[10~30)	75		1%
More than 30	Negotiated separately (0.025%)	Negotiated separately	Negotiated separately

II Depository transaction fees of the Internet platform

No.	Content	Charge description	Charge standard
1	Messages		0.05 yuan/item
2	Identity authentication	Public security network identity verification	1 yuan/time
3	Authentication		1yuan/time

The above expenses are calculated every day and accumulated by day to the end of each month and paid monthly. Party B shall pay to Party A from the agreed account within 10 working days at the beginning of each month, and the date of payment shall be extended in case of statutory holidays, days off and so on.